Exhibit 10.55

AMENDMENT NO. 3

TO THE

CON-WAY INC. SUPPLEMENTAL RETIREMENT SAVINGS PLAN

AMENDED AND RESTATED DECEMBER 2008

Con-way Inc. Supplemental Retirement Savings Plan, Amended and Restated December 2008 (“Plan”) is hereby amended as follows, pursuant to Section 9.1 of the Plan. This amendment shall be effective as of October 1, 2011.

1. Section 3.2 Deferrals is amended to replace subsections (b) and (c) thereunder in their entirety with the following:

(b) for each calendar quarter in the Plan Year, an amount equal to the Participant’s Excess Compensation in that calendar quarter multiplied by the percentage Basic Contribution actually made to the Retirement Savings Plan with respect to the Participant (i.e., 0%, 3%, 4% or 5%) under the Retirement Savings Plan for that calendar quarter, taking into account only Excess Compensation with respect to calendar quarters ending on or after the Participant has a “Period of Service” (as such term is defined in the Retirement Savings Plan) of at least six months; and

(c) for each calendar quarter in the Plan Year, an amount equal to the Participant’s Excess Compensation in that calendar quarter multiplied by the percentage Transition Contribution actually made to the Retirement Savings Plan with respect to the Participant (i.e., 0%, 1%, 2% or 3%) under the Retirement Savings Plan for that calendar quarter, taking into account only Excess Compensation with respect to calendar quarters ending on or after the Participant has a “Period of Service” (as such term is defined in the Retirement Savings Plan) of at least six months.

2. Section 5.2 Lump Sum Payments is amended to delete duplicative language by replacing it in its entirety with the following:

5.2 Lump Sum Payments. Lump sum payments shall be made within sixty (60) days of the Participant’s Separation from Service, but subject to and not before the time permitted by Section 5.4(c).

CON-WAY INC.

By:	/s/ Leslie P. Lundberg
Leslie P. Lundberg Senior Vice President, Human Resources

Dated: December 15, 2011